Exhibit 16.1

May 1, 2007

Securities and Exchange Commission
100 F. Street, N.E.
Washington, D.C. 20549

     Re: American Soil Technologies, Inc.
         Commission File No. 000-22855

Dear Sirs/Madams:

This letter is delivered by Epstein, Weber & Conover, PLC in connection with the filing by American Soil Technologies, Inc. with the Securities and Exchange Commission of a Current Report on Form 8-K dated May 4, 2007.

We have reviewed the contents of Item 4.01 of such Current Report on Form 8-K and agree with the statements contained therein.

Yours truly,


/s/ Epstein, Weber & Conover, PLC
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